                                                                   EXHIBIT 10(S)

                              BANC ONE CORPORATION
                             INVESTMENT OPTION PLAN

                                    Preamble
                                    --------

     BANC ONE CORPORATION (the "Company") hereby establishes the BANC ONE CORPORATION Investment Option Plan (the "Plan"), effective as of the date specified herein.

     The purpose of the Plan is to provide a vehicle for the payment of compensation, otherwise payable to participating Employees, with options. The Plan is intended to be a nonqualified option plan within the meaning of Section 83 of the Internal Revenue Code, as amended, and is not intended to be covered by the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE I
                                  Definitions
                                  -----------

     As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

     1.1 "BENEFICIARY" means the person or persons who, pursuant to the Plan, are entitled to exercise Options after a Participant's death.

     1.2 "BOARD OF DIRECTORS" OR "BOARD" means the Board of Directors of the Company.

     1.3 "CODE" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations on rulings issued thereunder.

     1.4 "COMMITTEE" means the Personnel and Compensation Committee of the Board, which is comprised of two or more non-Employee Directors, and which shall have the authority of said Board with respect to this Plan.

     1.5 "COMPANY" means BANC ONE CORPORATION, or any successor thereto.

     1.6 "DESIGNATED PROPERTY" means shares of regulated investment companies or any other property, except for cash, cash equivalents, or securities of the Company or its affiliates, designated by the Committee as subject to purchase through the exercise of an Option.

     1.7 "EFFECTIVE DATE" means August 1, 1998.

     1.8 "EMPLOYEE" means any individual who is employed by the Employer.

     1.9 "EMPLOYER" means BANC ONE CORPORATION, including all of its Related Companies and any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Employer.

     1.10 "EXERCISE DATE" means, with respect to any Option, the date determined under Section 3.2.

     1.11 "EXERCISE 'PRICE" means the price that a Participant must pay in order to exercise an Option.

     1.12 "FAIR MARKET VALUE" means the closing price of the Designated Property reflected in The Wall Street Journal, or other recognized market source, as determined by the Committee, on the applicable date of reference hereunder, or if there is no sale on such date, then the closing price on the last previous day on which a sale is reported.

     1.13 "GRANT DATE" means, with respect to any Option, the date on which an Option first becomes effective, which date will not be earlier than the date on which the Committee takes action to award the Option.

     1.14 "OPTION" means the right of a Participant, granted by the Company in accordance with the terms of this Plan, to purchase Designated Property from the Company at the Exercise Price established under Section 2.3.

     1.15 "OPTION AGREEMENT" means an agreement, the form of which has been approved by the Committee, acknowledging the issuance of the Option(s) and setting forth any terms that are not specified in this Plan.

     1.16 "PARTICIPANT" means any individual who has received an award of Options in accordance with Section 2.2 that has not either expired or been exercised.

     1.17 "PLAN" means the BANC ONE CORPORATION Investment Option Plan, as set forth herein and as from time to time amended.

     1.18 "Related Company" means a subsidiary or any entity, which, on the Grant Date of an Option, is a member of a common controlled croup with BANC ONE CORPORATION pursuant to Code Section 1563 (a)(1).

     1.19 "SEVERANCE OF EMPLOYMENT" means a Participant whose resignation has been requested by an executive or officer of the Employer under threat of discharge due to reorganization, change of control, or merger of the Company as designated by the Company.

     1.20 "SHARE" means shares of any publicly traded mutual fund underlying an Option.

     1.21 "SPREAD" means the difference between the Exercise Price and the Fair Market Value of the Designated Property underlying an Option.

     1.22 "TERMINATION FOR CAUSE" means a Participant who resigns or involuntarily terminates due to employee misconduct as determined by the Company pursuant to established employment guidelines.

     1.23 "TERMINATION OF EMPLOYMENT" means a Participant separation from the service of the Employer for any reason other than death, Disability or Retirement. For purposes of this Section: 1) "Disability" shall mean eligibility for benefits under BANC ONE CORPORATION's Long Term Disability Plan or any other long term disability plans sponsored by the Company; 2) "Retirement" shall mean termination of employment with eligibility for immediate retirement benefits under the BANC ONE CORPORATION Cash Balance Pension Plan or any other qualified defined benefit plan sponsored by the Company.

     1.24 "VOLUNTARY TERMINATION OF EMPLOYMENT" means a Participant who resigns from employment either by written resignation with notice or by simply abandoning employment at some point with or without notice.

     1.25 RULES OF CONSTRUCTION

     1.25.1 GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the state of Ohio.

     1.25.2 HEADINGS. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

     1.25.3 GENDER. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

     1.25.4 SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

     1.25.5 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

                                  ARTICLE II
                               Award of Options
                               ----------------

     2.1 Eligibility for awards. Awards of Options may be made to any Employee selected by the Committee. In making this selection, and in determining the form and amount of Options, the Committee will consider any factors it deems relevant.

     2.2 AWARDING OF OPTIONS. Recipients of Options are determined from time to time by the Committee. The Committee may condition the award of any Option on the surrender by the

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Participant of right to receive salary, bonus or other cash compensation otherwise payable in the future by the Employer to the Participant. The Committee may also award other options at its discretion. Awards become effective on the Grant Date. Awards may be made at any time on or after the Effective Date and prior to the termination of the Plan.

     2.3 SELECTION OF DESIGNATED PROPERTY; EXERCISE PRICE; OTHER TERMS. When an Option is awarded, the Committee will specify the Designated Property that may be purchased by exercise of the Option, the Grant Date, and will fix any terms of the Option not specified in the Plan. On the day the Option is awarded, the Designated Property that may be purchased by exercising the Option must be readily tradable on an established market or consist wholly of interests readily tradable on an established market. Unless otherwise specified in a particular Option Agreement, the Exercise Price will equal the greater of twenty-five percent (25%) of the Fair Market Value of the Designated Property on the Grant Date or on the Exercise Date.

    2.4 ACQUISITION OF DESIGNATED PROPERTY. If the Company acquires: Designated Property purchasable upon the exercise of an Option, such Designated Property must:

     (a) not be subject to any security interest, whether perfected or not, or to any option or contract under which any other person may acquire any interest in it; and

     (b) be readily tradable on an established market or consist wholly of interests in property that is readily tradable on an established market.

    2.5 EFFECT OF DIVIDENDS AND DISTRIBUTIONS WITH RESPECT TO DESIGNATED PROPERTY UNDER Option. All dividends and distributions with respect to Designated Property will be treated as if reinvested in additional property of the same kind (or as nearly the same kind as feasible, if the property of the same kind is not available), and will immediately be subject to the Option related to the Designated Property. However, the Exercise Price of an Option to purchase Designated Property will be adjusted to include the greater of twenty-five percent (25%) of the fair market value of the reinvestment on the date of the reinvestment or the date of exercise of the Option. The reinvestment of dividends and distributions does not extend or modify the term or other conditions of the Option, other than adjusting the Exercise Price and amount of Designated Property.

    2.6 SUBSTITUTION OF OTHER PROPERTY FOR DESIGNATED PROPERTY. At any time after the grant of an Option, the Committee may, in its discretion, substitute other property of equal value for Designated Property subject to that Option. After substitution, such Option shall not be exercisable for six months or the period specified in the Option Agreement, whichever is less.

                                  ARTICLE III
                              Exercise of Options
                              -------------------

    3.1 PERIOD FOR EXERCISE OF OPTIONS. Except as otherwise provided in the Plan, Options may be exercised by a Participant at any time during the period beginning six months after the Grant Date and ending on the earliest of:

    (a) nine (9) months after the Grant Date, or if later, sixty (60) days following the end of the calendar year in which Termination of Employment occurs as a result of the Participant's Voluntary Termination of Employment or Termination for Cause,

    (b) one (1) year after the Participant's Termination of Employment as a result of the Participant's death,

    (c) three (3) years after Severance of Employment pursuant to Company programs not designated under (d) below,

     (d) ten (10) years after the Participant's Termination of Employment, if such Participant terminates due to retirement, disability, designated Severance of Employment, or other situations designated by the Company, or

     (e) twenty (20) years after the Grant Date.

If the Company has a Change of Control, as defined in the Amended and Restated BANC ONE CORPORATION Compensation Deferral Plan, all Awards of Options hereunder may be exercised by the Participant as of the first business day following the change of control.

If the Participant is or may be an employee whose remuneration from the Company is subject to Code Section 162(m), as determined by the Committee, the Committee may condition, limit and/or delay the exercise of such Participant's Options in such manner as the Committee may in good faith determine to be necessary, or desirable, in order to prevent disallowance of the Company's deductions by reason of Code Section 162(m) with respect to the exercise of such Options.

An Option may not be exercised during the a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. If a Participant dies before all of the Options have been exercised, any Options that remain outstanding may be exercised by the Beneficiary, subject to all of the terms, conditions, and restrictions applicable to the Options had death not occurred.

Any Option that has not been exercised by the close of business on the last day provided for under the Plan or in the Option Agreement for exercise thereof (or under any extension thereof) will expire automatically and will not thereafter be exercisable.

     3.2 PROCEDURE FOR EXERCISING AN OPTION. A Participant may exercise an Option by giving written notice to the Committee. Such written notice of exercise must be in such a form as the Committee may require, must be properly completed, and must be mailed or delivered to the Committee, or to such other person(s) designated pursuant to Section 5.1. Options may be exercised, in any combinations or amounts subject to the restrictions set for in the Plan, except that the Committee may from time to time require a minimum number of Options to be exercised at one time, but such minimum number will not be designed to impose any substantial restriction on a Participant's ability to exercise Options. Except as otherwise provided in the Plan or in any Option Agreement, the "Exercise Date" of an Option will be the first Business Day on which the Committee is in actual receipt of the written notice of exercise. Upon exercise of an Option, the Participant must pay the Exercise Price of the Option to the Company. The consideration to be paid in satisfaction of the Exercise Price will be cash in the form, of currency, check, or other cash equivalent, in each case acceptable to the Company. The Exercise Price must be paid in full before the delivery of the Designated Property will be made in accordance with Section 3.4.

    3.3 TAX WITHHOLDING. Whenever Designated Property is to be delivered upon exercise of an Option under the Plan, the Company will require as a condition of such delivery (a) a cash payment by the Participant of an amount sufficient to satisfy all federal, state, local, foreign or other tax withholding requirements related thereto, (b) the withholding of such amount from any Designated Property to be delivered to the Participant, (c) the withholding of such amount from compensation otherwise due to the Participant, or (d) any combination of the foregoing, at the election of the Participant with the consent of the Company. As soon as practicable following receipt by the Company of a properly completed notice of exercise of an Option from a Participant, the Company will notify the Participant of the withholding amount determined by the Company.

    3.4 DELIVERY OF DESIGNATED PROPERTY. Following the Exercise Date and receipt by the Company of both the Exercise Price and tax withholding or authorization to withhold, the Company will use its reasonable best efforts to deliver the Designated Property to the Participant, or cause such delivery of the Designated Property to the Participant to occur within ten business days. The Company will not, however, be required to issue any fractional shares of Designated Property, and the Committee may provide for the elimination of fractions or for the settlement thereof in cash. In the event that the listing, registration or qualification of the Option or the Designated Property on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the exercise of the Option, then the Option will not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained.

    3.5 VESTING OF OPTIONS. Participants shall at all times be 100% vested in Options granted by the Committee under this Plan unless otherwise provided in the Option Agreement.

    3.6 INALIENABILITY OF OPTIONS. No Option granted under this Plan may be transferred, assigned or alienated, except as provided herein, and no Option shall be subject to execution, attachment or similar process, and any attempt to transfer, assign, alienate, execute upon attach, or subject to process any Option will be void.

    3.7 BENEFICIARY. The Committee may permit a Participant to designate a Beneficiary on a form therefor prescribed by the Committee on which the Participant may designate a Beneficiary (and change a previous designation) by filing the prescribed form with the Committee. If so prescribed by the Committee, such form may allow the designation of multiple Beneficiaries and/or successor Beneficiary or successor Beneficiaries. The consent of the Participant's current

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

Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant immediately terminate. Unless a Beneficiary has been designated in accordance with this Section 3.7 and such Beneficiary survives the Participant, the Beneficiary of any Participant is the estate.

                                   ARTICLE IV
                      Amendment or Termination of the Plan
                      ------------------------------------

    4.1 COMPANY'S RIGHT TO AMEND OR TERMINATE PLAN. The Board may, in its sole discretion, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and Beneficiaries, the Committee, the Company, the Employer, and
all other affected parties.   Any action of the Board amending or terminating
the Plan becomes effective as of the date specified therein. Any action of the Board amending or terminating the Plan will not affect adversely any Option awarded prior to such action of the Board, except for amendments that would be permissible amendments if made by the Committee to an Option Agreement under
Section 4.2(a), Section 4.2(b), or Section 4.2(d). The Board will provide written notice of any such amendment or termination of the Plan to the Committee, the Company, the Employer, and any other affected parties, including Participants and Beneficiaries as soon as practicable following the adoption of such amendment or termination.

    4.2  AMENDMENT OF OPTIONS.   An Option Agreement may be amended by the
Committee at any time if the Committee determines that an amendment is necessary or advisable as a result of:

     (a) any addition to or change in the Code, a federal or state securities law or any other law or regulation, which occurs after the Grant Date and by its terms applies to the Option,

     (b)  any substitutions of Designated Property pursuant to Section 2.6,

     (c) any Plan amendment or termination pursuant to Section 4. 1, provided that the amendment does not materially affect the terms, conditions and restrictions applicable to the Option, or

     (d) any circumstances not specified in Paragraphs (a), (b), (c), with the consent of the Participant.

Any such amendment by the Committee is binding upon the affected Participant, any Beneficiary of the Participant, and all other parties in interest. The Committee will provide written notice to the affected Participant as soon as practicable after the Committee action amending the Option Agreement.

                                   ARTICLE V
                                 Administration
                                 --------------

     5.1 Plan Administration. This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to participation of Employees in this Plan and, except as otherwise required by law or this Plan, the Option Agreement terms including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash or mutual fund units, or other means of payment consistent with the purpose of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to make determinations pursuant to any Plan provision or Option Agreement which shall be final and binding on all persons. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other that its authority with regard to Options granted to Reporting Persons.

     5.2 POWERS OF THE COMMITTEE. For purposes of the Plan, the Committee will have, in addition to any other powers conferred by the Plan, by law or in
Section 5.1, the following powers:

     (a)  to substitute Designated Property as provided in Section 2.6;

     (b)  to maintain all records necessary for the administration of the Plan;

     (c) to prescribe, amend, and rescind rules for the administration of the Plan to the extent that they are not inconsistent with the terms thereof,

     (d) to appoint such individuals and subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan;

     (e) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan; and

     (f) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan, except those reserved by the Board.

     5.3 DETERMINATIONS BY THE COMMITTEE. The Committee will interpret and construe the Plan and the Option Agreements, and its interpretations determinations will be conclusive and binding on all Participants, Beneficiaries, and any other persons claiming an interest under the Plan or any Option Agreement.

    5.4 INDEMNIFICATION. The Company will indemnify and hold harmless each member of the Committee and any persons acting on behalf -of the Committee against any and all expenses and liabilities arising out of such member's action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.

     (a) Expenses and liabilities against which a member of the Committee or any persons acting on behalf of the Committee is indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against them or the settlement thereof.

     (b) This right of indemnification will be in addition to any other rights to which any member of the Committee or any persons acting on behalf of the Committee may be entitled.

     (c) The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee or any persons acting on behalf of the Committee when such settlement appears to be in the best interests of the Company, with such member's consent which will not be unreasonably withheld.

                                  ARTICLE VI
                           Miscellaneous Provisions
                           ------------------------

     6.1 NO RIGHTS TO DESIGNATED PROPERTY. Neither the Participant, a Beneficiary nor any assignee will be, or will have any of the rights and privileges of a shareholder or owner with respect to any Designated Property purchasable or issuable upon the exercise of an Option, prior to the date of exercise of such Option.

     6.2 PRIORITY TO DESIGNATED PROPERTY. Designated Property shall be the property of the Company and subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency. No Participant will have any priority claim to, security interest in, or any other right to Designated Property superior to the rights of a general creditor of the Company.

     6.3 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in the Plan will be deemed to give any person the right to be retained in the employ of the Company or any Related Company, or to Interfere with the right of the Company to discharge any person at any time without regard to the effect that such discharge will have upon such person's rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights that a Participant may have against the Company by reason of any employment or other agreement with the Company.

     6.4 RELATION TO OTHER BENEFITS. Any economic or other benefit to the Participant under the Plan or any Option will not be taken into account in determining any benefits under any profit-sharing, retirement, or other benefit or compensation plan or arrangement maintained by the Company or the Employer, and will not affect the amount of any life insurance coverage available under any life insurance plan or arrangement covering employees of the Employer, except to the extent provided under such plan or arrangement.

     6.5 NOTICES. Unless otherwise specified in an Option Agreement, any notice to be provided under the Plan to the Committee will be mailed (by certified mail, postage prepaid) or delivered to the Committee in care of the Company at its executive offices, and any notice to the Participant will be mailed (by certified mail, postage prepaid) or delivered to the Participant at the current address shown on the payroll records of the Company. No notice will be binding on the Committee until received by the Committee, and no notice will be binding on the Participant until received by the Participant.


     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this 21/st/ of July, 1998.

                                                  BANC ONE CORPORATION


Witnessed By: /s/ Phyllis J. Kohli          By: /s/ Steven A. Bennett
             -----------------------            ------------------------
                                                Steven A. Bennett
                                                Senior Vice President and
                                                Secretary

                                      10
[Corporate Seal]

                                Summary of the

                  BANC ONE CORPORATION INVESTMENT OPTION PLAN

At BANC ONE CORPORATION ("BANC ONE"), our success depends on the efforts of our employees. We work hard to ensure our compensation and benefit programs reflect our appreciation for your efforts. That's why we're excited to tell you about a new program the BANC ONE CORPORATION Investment Option Plan.

The Investment Option Plan gives you the opportunity to replace current income, or, on a one-time basis, exchange existing Compensation Deferral and/or 401(k) Restoration /1/ Plan account(s), with an option written on a One Group mutual fund ("Investment Option") that you can exercise in the future. In this way, you can defer the tax on the income that you replace with the Investment Option.

The Investment Option Plan provides an opportunity to save on a long-term, tax-favored basis and offers you financial planning flexibility. As an eligible employee, you decide whether, and the extent to which you'll participate in the Plan - including:

 .  The amount of your compensation you want to replace with Investment Options;
   and
 .  When to exercise your Investment Options and recognize taxable income.

THE INVESTMENT OPTION PLAN AT A GLANCE

Designed to work in conjunction with our regular compensation programs, the Investment Option Plan offers you the choice of replacing a part of your compensation with Investment Options written on One Group mutual funds offered under the Plan. If you decide to participate in the Plan, you can select the mutual funds on which the Investment Options apply.

Here's how the Plan works:

 . By August 30,1998, you may elect to exchange all or a portion of your Compensation Deferral and/or 401 (k) Restoration Plan account(s) for Investment Options. The exchange will be effective November 1, 1998.

--------------------------------------------------------------------------------
This handout summarizes the BANC ONE CORPORATION Investment Option Plan. Exclusively the provisions of that Plan and the Investment Option agreements issued thereunder determine the rights and benefits of participants and their beneficiaries. Confidential
--------------------------------------------------------------------------------
_____________
/1/ Limited to Employee Accounts. Company Match Fund may not be exchanged unless you are fully vested and are at least age 55 on the exchange date.

_______________

 . In addition, commencing with the November, 1998 open enrollment (new employees may make elections within 30 days of their date of hire):

     . You have the opportunity to select the amount or percent (1 % to 100%) of your 1999 bonus (payable in February, 2000) which you want to exchange for Investment Options. Amounts not applied toward Investment Options, or deferred to the Compensation Deferral Plan, will be paid in cash.

     . You will have the opportunity to receive Investment Options by reducing your base salary in excess of $6,666.66 per pay period.

     If you elect to take all or part of your compensation in the form of Investment Options, BANC ONE will purchase mutual fund Investment Options with the amount you elected. BANC ONE also will sell the shares to you at the exercise price.

You may exercise your Investment Options at any time during the period beginning six months after the Grant Date and ending on the EARLIEST of:

     (a) nine (9) months after the Grant Date, or if later, sixty (60) days following the end of the calendar year in which termination of employment occurs as a result of voluntary termination of employment or termination for cause,

     (b)  one (1) year after termination of employment as a result of death,

     (c) three (3) years after severance of employment (without cause) pursuant to BANC ONE programs not designated under (d) below,

     (d) ten (10) years after termination of employment if such termination is due to retirement, disability, designated Severance of Employment programs, or under other situations as designated by BANC ONE, or

     (e)  twenty (20) years after the Grant Date.

POTENTIAL APPRECIATION

The Investment Option Plan is designed to provide you with appreciation opportunities similar to our Compensation Deferral Plan, with greater accessibility and payment flexibility. As a Plan participant, your Investment Options represent the right to mutual funds.

EXERCISING YOUR INVESTMENT OPTIONS

When you are ready to exercise your Investment Options, you simply pay the Investment Option Exercise Price in effect at that time, as shown in the following example. The minimum amount you may exercise is $5,000 (or if less, the total value of the Investment Option property).

Example

The following example assumes that Employee A elects to replace $30,000 of compensation with Investment Options. Under the Plan, Employee A will receive an Investment Option to buy $40,000 of a mutual fund.

The Investment Option Exercise Price will be determined based on the greater value of the Investment Option on the grant date or the exercise date. In this example, the exercise price on the exercise date is the greater of 25% of the fair market value of the shares on the grant date ($40, 000 x .25 = $10, 000) or 25% of the fair market value of the shares on the exercise date, for example ($80,000 x .25 = $20,000), which equals $20,000.

Assuming that the value of the underlying mutual fund appreciates 100% before the Investment Option is exercised, Employee A has an Investment Option to purchase a fund worth $80,000 on the exercise date, for an exercise price of $20,000. The $60,000 represents the net gain in the mutual fund subject to the Investment Option. This amount will be treated as taxable income for the year in which the Investment Options are exercised.

EMPLOYEE A'S INVESTMENT OPTION GRANT -- SUMMARY CHART

-------------------------------------------------------------------
                                     DATE OF GRANT       DATE OF
                                                         EXERCISE
-------------------------------------------------------------------
Value of Mutual Fund                 $40,000             $80,000
-------------------------------------------------------------------
Exercise price                       $10,000             $20,000
-------------------------------------------------------------------
Invest. Option Value/ Gain           $30,000             $60,000
-------------------------------------------------------------------

TAX CONSEQUENCES

It is easiest to explain the tax consequences of the Investment Option Plan by examining two separate events:

             EVENT                               TAX CONSEQUENCE
----------------------------------------------------------------------------------------------------------
Investment Option grant date      Because you are replacing compensation for an Investment Option under
(when you receive Investment      the Plan, you do not have taxable income at the Investment Option grant
 Options through the Plan         date. No tax is due on the value of your Investment Option.
----------------------------------------------------------------------------------------------------------
INVESTMENT OPTION EXERCISE DATE   You realize taxable income in the year you exercise the investment
                                  Option.  Your taxable compensation equals the total value of the mutual fund less the exercise price you pay.
----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                            BANC ONE
                               INVESTMENT OPTION PLAN -- EXAMPLES
-------------------------------------------------------------------------------------------------
           INVESTMENT OPTION GRANT                                         EXAMPLES
-------------------------------------------                           Scenarios:  Fund Value
                                                              STAYS        RISES       FALLS
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
$7,500 of salary replaced with an                    A                B                C
Investment Option on XYZ Fund                   $20 sh. Price     $40 sh. price   $16 sh. Price
Fair Market Value                $10,000        $10,000           $20,000          $ 8,000
(500 sh. @ $20 sh.)

Exercise Price                     2,500          2,500             5,000            2,500
                                  ------        -------           -------          -------

Salary Replaced                   $7,500
                                  ------

Income Recognized upon exercise                  $7,500           $ 7,500          $15,000
                                                -------           -------          -------
-------------------------------------------------------------------------------------------------

ASSUMPTION -- Employee exchanges $7,500 of current compensation for an Investment Option to purchase 500 shares of XYZ Fund at $20/share (total of $10,000).

SCENARIO A. Assume that XYZ Fund neither increases nor decreases in value after two years. If the Investment Option is exercised, the exercise price is $2,500. The XYZ Fund is worth $10,000. The employee receives the net amount of $7,500 (before withholding). The employee set aside $7,500 in the Investment Option and received the same amount of compensation income two years later.

SCENARIO B. Assume that XYZ Fund doubles in value after two years. The exercise price started at $2,500. The XYZ Fund is worth $20,000 and the exercise price is $5,000 after two years. The employee receives the net amount of $15,000 (before tax withholding). The employee invested $7,500 in the Investment Option and doubled the value when the fund doubled in value.

SCENARIO C. Assume that XYZ Fund falls 20% in value after two years. The exercise price started at $2,500 and will not decrease if the value of the fund decreases. After two years, the XYZ Fund is worth only $8,000. After paying the exercise price, the employee receives the net amount of $5,500 (before tax withholding). The employee is taxed on the net amount (the "spread") of $5,500.

Example

To review the tax effect, let's go back to the previous example.

     (a) Investment Option grant date: Employee A received an Investment Option to buy $40,000 of a mutual fund for $10,000 in exchange for reducing compensation by $30,000. No income (or FICA) taxes are due.

     (b) Investment Option exercise date: When Employee A exercises $80,000 of Investment Options, paying an exercise price of $20,000, $60,000 of taxable income is realized.

This example illustrates the Plan's flexibility. As a participant, you can replace your compensation and postpone taxes until you exercise your Investment Options at any time after the "blackout period" (six months following the grant date) and before the end of the Investment Option term.

PLAN ADMINISTRATION AND COSTS

Participants will receive quarterly statements summarizing the value of their Investment Options.

BANC ONE will maintain certain records, including copies of your Investment Option agreements. An outside vendor may provide record-keeping services.

BANC ONE will pay the cost of the trustee and record-keeping fees. Investment management fees will be paid from the invested property and will not include record-keeping fees. No mutual fund load fees will be charged to Participants.

                  ----------------------------------------
                             BANC ONE CORPORATION
                            INVESTMENT OPTION PLAN

                             Questions and Answers
                  ----------------------------------------

What is the BANC ONE CORPORATION Investment Option Plan?
--------------------------------------------------------

The BANC ONE CORPORATION Investment Option Plan ("Plan") is an arrangement between you and BANC ONE CORPORATION that provides a flexible, tax-advantaged form of compensation. In general, you may elect to replace part of your compensation with Investment Options. You do not pay taxes on the replaced compensation until you "exercise" your Investment Options.

How are Investment Options granted?
-----------------------------------

Under the Plan, you may elect to (1) replace up to 100% of your bonus with Investment Options, and (2) up to 100% of your base salary in excess of $6,666.66 per pay period. BANC ONE CORPORATION may also choose to award Investment Options instead of cash under a designated award program. In addition, participants under the BANC ONE Compensation Deferral and/or the 401
(k) Restoration Plan are allowed to make a one-time election (effective November 1, 1998) to exchange deferred compensation balances for Investment Options.

What is an Investment Option?
-----------------------------

An Investment Option is a contract between you and BANC ONE CORPORATION that gives you the right to buy units of a mutual fund at a specified price within a stated time period. When you replace compensation with Investment Options, you sign a contract, called an "Investment Option Agreement" that "grants" you Investment Options on the "grant date". The Investment Options remain in effect until you "exercise" them and receive, your compensation, or until the Investment Option expiration date, if earlier.

Why does the Plan use Investment Options?

We use Investment Options because they offer flexibility and tax advantages. You can elect to replace part of your compensation with Investment Options to buy mutual funds. Investment Options are not taxed until you decide to exercise them.

    For example: Joe decides to replace $12,000 of his eligible compensation for an Investment Option to buy $16,000 of a mutual fund for an initial exercise price of $4,000. To exercise the Investment Option, he would pay $4,000 and receive units of the mutual fund worth $16,000. Joe does not pay income tax on the value of his Investment Option, which grows on a tax-deferred basis, until he decides to exercise the Investment Option.

Do I actually purchase the mutual fund units?

No. An Investment Option gives you the right to buy X units of a mutual fund for Y dollars. To own the mutual fund shares you must exercise the Investment Option. This means that you agree to pay the exercise price, with cash or in a "cashless exercise." After paying the exercise price and applicable taxes, you will either own the units of the mutual fund or, if you prefer, receive cash equal to the value of those units. You make these elections when you exercise the Investment Option.

How does the Plan determine the exercise price?
-----------------------------------------------

The Plan sets the exercise price by using a formula. The exercise price is 25% of the fair market value of the units on the date of grant or date of exercise, whichever is greater. At the time of grant, the Investment Options will have a value equal to the compensation you have chosen to exchange for the Investment Option.

Example: You elect to replace $12,000 of your pay with Investment Options to acquire units of funds in Mutual Fund A. At the time of your election, a unit of Mutual Fund A had a value of $40 per unit You are granted Investment Options to acquire 400 units of Fund A (worth $16,000) for an initial Investment Option exercise price of $4,000. At the time of grant, the net value of your Investment Options is $12,000, the amount of pay you agreed to exchange for Investment Options ($16,000 less the $4,000 exercise price). While this $12,000 would have been taxable as compensation before using the Plan, your compensation received as Investment Options is not taxable until exercised.

Am I fully vested in the Investment Options?
--------------------------------------------

Yes. At all times, you are 100% vested in Investment Options that replace your compensation.

Do I have to hold my Investment Options until / retire or for a certain period
------------------------------------------------------------------------------
of time?
--------

No. Investment Options give you a great deal of flexibility. You decide when to "exercise" your Investment Options. You can use these Investment Options to provide retirement income or to meet interim cash requirements. Investment Options are exercisable six (6) months after the date of grant This initial six month period is called the "blackout period".

What tax rules apply to the Investment Options -granted under the Plan?
-----------------------------------------------------------------------

The tax consequences are as follows:

 .  When the Investment Options are granted.
   ----------------------------------------

There is no taxable income when BANC ONE grants you the Investment Options.

 .  When you hold the Investment Options.
   -------------------------------------

Since there is no income, there is no tax due while you hold the Investment Options. Your investment in the mutual fund Investment Options grows on a tax-deferred basis until you exercise the Investment Options.

 .  When you exercise the Investment Options.
   -----------------------------------------

When you decide to exercise an Investment Option, you will have taxable income. Your taxable income will equal the value of the Investment Options less the exercise price. For example, if at the time you exercise your Investment Options, the underlying mutual fund is worth $100,000 and the Investment Option exercise price is $25,000. The difference between the $100,000 value and the $25,000 exercise price, or $75,000, is taxable as ordinary income. At the time of exercise, you will receive units of the mutual fund on which the Investment Option was written. You also may ask the designated plan broker to sell the units immediately and give you cash.

 .  When you sell the mutual fund units.
   ------------------------------------

If, after the exercise, you elect to receive units in the mutual funds instead of cash and you hold the units for 18 months (subject to Legislative change) or more, you will realize long-term capital gain or loss when you sell the mutual fund units. The gain or loss would equal the difference between the value of the units when sold less the value of the fund units at the time you exercised the Investment Options.

Is my money at risk?
--------------------

Yes. The value of your Investment Options relates directly to the performance of the mutual funds you select. Accordingly, you should assess the advantages and disadvantages of the underlying mutual funds just as you would any other investment.

Does my exercise price decline if the underlying mutual fund units decrease in
------------------------------------------------------------------------------
value?
------

No. The exercise price of your Investment Options is the greater of 25% of the value of the units on the grant date or the exercise date. If the value of your portfolio on which you have Investment Options declines, the exercise price will not decline. As such, you have all the investment risk associated with the investment The value of your Investment Option will increase or decrease as the value of the underlying property changes.

We encourage you to consult your own investment advisor on the merits of the Plan.

Is the property underlying Investment Options secured in a trust belonging to
-----------------------------------------------------------------------------
the participants?
-----------------

No. The Investment Options granted to you under the Plan is a contract between you and BANC ONE CORPORATION. With an Investment Option, your employer has agreed to sell you property (the portfolio you have selected) at a certain price (the exercise price). Your money is not exempt from your employers creditors, as it would be in the case of a 401(k) plan or other qualified retirement plan. Until you exercise your Investment Options, these investments remain the property of BANC ONE CORPORATION and are subject to its creditors.

What would happen if  BANC ONE CORPORATION becomes insolvent?
-------------------------------------------------------------

The Investment Option property is subject to the claims of BANC ONE CORPORATION's creditors in the event of insolvency. Your Investment Option represents a liability for which you would become a general creditor in the event of insolvency. That means that, you would have no preferential treatment in receiving the Investment Optioned property if BANC ONE CORPORATION should become insolvent. However, if you exercised the Investment Options before the bankruptcy, you would have control over the property, and the bankruptcy trustee would have to establish that the property should be returned to BANC ONE CORPORATION to be included as part of its general assets.

How will I be able to monitor my investment?
--------------------------------------------

You will receive quarterly statements showing the amount and performance of the funds on which you hold Investment Options. The statements will track the mutual funds performance just as statements would for other investments. You also will receive a statement that summarizes your Investment Options and their current exercise price.

If I become dissatisfied with a mutual fund's investment performance, what can I
--------------------------------------------------------------------------------
do?
---

Before exercising an Investment Option, you may want to consult with your financial and tax advisors. If you become dissatisfied with a mutual fund's performance, you can do two things. First, you may exercise your Investment Option at any time during the exercise period. After exercising the Investment Option, you may sell the investment and pay the tax associated with the Investment Option exercise. At that point you may re-invest the proceeds in a more favorable investment vehicle outside of the Plan. In addition, if you plan your exercise in advance, during the open enrollment prior to the planned exercise date, you also could reduce your future compensation in exchange for a new Investment Option in the same amount A new election to replace future compensation with a new Investment Option can potentially offset the taxable income you will recognize during that year from the exercise of an Investment Option.

When can I make my election to exchange my BANC ONE Compensation Deferred and
-----------------------------------------------------------------------------
401(k) Restoration Plan account(s)?
-----------------------------------

Within 30 days of the plan's August 1, 1998, effective date, employees may, file an election to exchange all or a portion of their Compensation Deferral and 401(k) Restoration Plan account(s) for Investment Options. The effective date of this exchange will be November 1, 1998.

When can I make my election to reduce compensation and receive Investment
-------------------------------------------------------------------------
Options?
--------

To replace a portion of your salary and bonus with Investment Options, your election must be made before the time in which you render services that earn the compensation replaced by the Investment Options. That means your election must be made on or before the December 31 before the payment of the additional compensation. New employees may make elections within 30 days of their date of hire.

What do I need to do when I am ready to exercise an Investment Option?
----------------------------------------------------------------------

When the necessary arrangements have been completed for plan administration, participants will receive a set of procedures to follow to exercise an Investment Option.

Can an Investment Option be rolled into an IRA or to a 401(k) plan?
-------------------------------------------------------------------

No. The Investment Option is nonqualified and cannot be rolled into a qualified plan such as an IRA or 401(k) plan.

Will my qualified retirement plan deductions be affected by electing receive
----------------------------------------------------------------------------
Investment Options?
-------------------

Your 401(k) contributions are based upon a percentage of your taxable compensation. Electing to replace part of your compensation with Investment Options may reduce the amount of your qualified 401(k) and pension contributions because it reduces the amount of your taxable compensation. If, after replacing compensation with Investment Options, your pension eligible compensation is above $160,000 (for 1998), will be no effect on your qualified 401 (k) and pension contributions.

Are Investment Option gains taxed at the 20% capital gains rate or as ordinary
------------------------------------------------------------------------------
income?
-------

When you exercise an Investment Option, the "spread," the difference between the fund's value and its exercise price, is taxable as ordinary compensation income. One of the advantages of Investment Options is that you control when you exercise the Investment Option and when you are taxed on the spread. An Investment Option also allows you to defer taxation until the end of the Investment Option term.

Can I transfer my Investment Option from one fund to another?
-------------------------------------------------------------

No. You may not substitute other property for the property covered by the Investment Option. BANC ONE, of course, reserves the right to substitute other property if, for example, the funds originally offered under the Plan are no longer used.

If I exercise an Investment Option when I am retired and no longer employed,
----------------------------------------------------------------------------
will it reduce my Social Security benefits? How will it be reported?
--------------------------------------------------------------------

Exercising your Investment Options does not reduce your Social Security benefits. The Investment Options relate to services performed while you were an employee. Although the spread on the exercise of an Investment Option is reported to you on a Form W-2, the form also will indicate that this compensation relates to prior services. Therefore, it will not reduce your Social Security benefits under the earnings test. Of course, you must report taxable income on your tax return and this may affect how much of your Social Security benefits are taxable.

On what funds will Investment Options be written?
-------------------------------------------------

The following One Group mutual funds will be available for writing Investment Options under the Plan:

1.  The One Group Income Bond Fund

2.  The One Group Equity Index Fund

3.  The One Group Large Company Growth Fund

4.   The One Group Large Company Value Fund

5.   The One Group Growth Opportunities Fund

6.   The One Group International Equity Index Fund

7.   The One Group Investor Growth Fund

8.   The One Group Growth & Income Fund

9.   The One Group Investor Conservative Growth Fund

What are the key differences between the Investment Option Plan and the
-----------------------------------------------------------------------
Compensation Deferral and 401(k) Restoration Plans?
---------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                         Compensation Deferral (CDP) and
                                                 Investment Option Plan
                                      --------------------------------------------         401(k) Restoration Plans (R401(k))
                                                         (IOP)                           ------------------------------------------
                                      --------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Investment Vehicle                    Investment Options on One Group                Cash deferral invested in One Group Mutual
------------------                    Mutual Funds (same funds as offered under      Funds and Banc One Stock Fund.
                                      CDP, less One Group Prime Market Fund and
                                      Banc One Stock Fund).
-----------------------------------------------------------------------------------------------------------------------------------
Investment Changes                                   Not available                                       Daily
------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Cash only
Distribution Mode                     Cash or Mutual Fund Units
-----------------
                                      Can exercise after six (6) months following    CDP:  Hardships:  (IRS definition) or
                                      date of grant; until twenty (20) years from    Voluntary with ten percent (10%) penalty.
Inservice                             grant date.                                    R401(k):  N/A



Post Employment:                      Later of nine (9) months after grant date,     CDP & R401(k):  Lump sum in 1st quarter of
                                      or in 1st quarter of year following year of    year following year of termination.
Termination                           termination.

                                               One (1) year after death.*            CDP & R401(k):  As soon as administratively
                                                                                     feasible.
Death
                                                    Ten (10) years.*                 CDP & R401(k):  Lump sum in 1st quarter of
                                                                                     year following year of termination.
Designated Severance Plans

                                                   Three (3) years.*                 CDP & R401(k):  Lump sum in 1st quarter of
                                                                                     year following year of termination.
Other Severance (not for cause)


                                                    Ten (10) years.*                 CDP:  Lump sum or annual installment payments
Retirement or Disability                                                             over 5 or 10 years.
                                                                                     R401(k):  Lump sum in 1st quarter of year
                                                                                     following year of termination.

-----------------------------------------------------------------------------------------------------------------------------------
Leverage
--------

     Up Stock Market                                      Same                                            Same

     Down Stock Market                                    Worse**                                         Better
-----------------------------------------------------------------------------------------------------------------------------------

* Investment Option must be exercised by the earlier of 20 years from the date of grant or the time period indicated after termination for the reason indicated.

**     Investment Option exercise price will equal the greater of twenty-five
(25%) of the fair market value of the One Group mutual funds, on the Grant Date or the Exercise Date.

If I elect to exchange a part of my Compensation Deferral Plan and/or 401(k)
----------------------------------------------------------------------------
Restoration Plan accounts for Investment Options, in what order will the funds
------------------------------------------------------------------------------
be withdrawn from said accounts?
--------------------------------

The funds will be withdrawn, as applicable, in the order shown below.

1.   The One Group Prime Money Market Fund

2.   The One Group Income Bond Fund

3.   The One Group Investor Conservative Growth Fund

4.   The One Group Investor Growth & Income Fund

S.   The One Group Equity Index Fund

6.   The One Group Large Company Value Fund

7.   The One Group Large Company Growth Fund

8.   The One Group Growth Opportunities Fund

9.   The One Group Investor Growth Fund

10.  The One Group International Equity Index Fund

11.  The Banc One Stock Fund

May I exchange all of my 401(k) Restoration Plan accounts for Investment
------------------------------------------------------------------------
Options?
--------

You may exchange all of your Employee Accounts; however, you may not exchange the Company Match fund unless you are fully vested and at least 55 years of age on the date of exchange (November 1, 1998)